Exhibit 99.1

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[LOGO]

[LOGO]

Statements made during this presentation that are forward-looking statements are subject to various risks and uncertainties.  Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management.  A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements and they are included in UbiquiTel’s filings with the Securities and Exchange Commission, specifically in the “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of UbiquiTel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in subsequent filings with the SEC.

Footprint Critical To Sprint PCS

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•                  10.0 million licensed POPs

•                  7.8 million covered POPs

•                  328,000 subscribers (12/31/03)

•                  Most favorable roaming position

•                  84% of subscriber MOUs on local network

•                  $45 CapEx per Covered POP

2004 Success based on 2003 Accomplishments

2003 Accomplishments

•                  Successful bond exchange and related transactions reduced debt service by $250 million

•                  Turned EBITDA positive

•                  Eliminated Montana from required build-out

•                  Qwest reseller agreement reached

•                  Amended Sprint affiliate agreements

•                  Developed exclusive agent distribution channel

•                  Issued $270 million 9 7/8% Senior Notes due 2011 (completed February, 2004)

2004 Goals

•                  One of the fastest growing public wireless companies

•                  Approximately 30% revenue growth

•                  More than 100% EBITDA growth

•                  Approximately 70,000 net subscriber additions

•                  Approximately $25 million in Capex

•                  Generate approximately $16 million in free cash flow

Benefits of New Sprint Amendment

Old Provisions

•                  Unilateral right to set monthly back-office service fees

•                  Unilateral right to change reciprocal roaming rates

•                  Ability to impose new capital spending requirements

•                  Ability to vary economic terms among Sprint affiliates

New Provisions

•                  Reduced fees by 15% to $7.70 per sub/month for next 3 years

•                  Eliminated Sprint’s ability to add new support service fees

•                  $24 million in expected savings through 2006

•                  Rates of $0.058/min through 2006

•                  Expect to grow wholesale revenues by 50% in 2004

•                  Protects UbiquiTel’s rights against Sprint imposed capital spending

•                  “Most Favored Nation” (MFN) status

($ and MOUs in millions)

High Margin Revenue Opportunities

Wholesale MOUs

	2002A	2003A	2004P
Sprint Voice	484	686	951

Qwest	—	—	109

Virgin Mobile	—	10	64

Sub-Total	484	696	1,124

Sprint Data (KB)	—	1,529	2,831

Other Roaming	36	103	144

Wholesale Revenue

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Significant Traction on Subscriber Growth

Annualized Incremental Penetration—4Q 2003*

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4Q 2003 Ending Penetration*

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* Based on publicly available information.

(Subscribers in 000s)

Growth Focused on Prime Credit Subscribers

Subscriber Base—Prime/Sub-Prime

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Voluntary and Involuntary Churn

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1XRTT Driving ARPU & High Performing Network

3G Data Gross Adds       (% of Total Gross Adds)

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3G Data ARPU

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3G Data Subscribers - % of Base

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Dropped & Blocked Call %

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Improving Cost Structure and Profitability

Cash Cost per User

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Cash Profit per User (CPPU)

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Fastest Growing Public Wireless Carrier

Total Revenue

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EBITDA

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($ in millions)

Path to Positive Free Cash Flow

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* Free cash flow defined as operating cash flow less capex.

Strong Balance Sheet	($ in millions)

Pro Forma(1) Capitalization—December 31, 2003

	Actual	Pro Forma
Cash and Cash Equivalents	$57.2	$55.8

Credit Facility	$230.0	$—

9 7/8% Senior Notes	—	270.0
14% Series B Senior Discount Notes	12.2	—
14% Senior Discount Notes	40.5	26.5
14% Senior Sub. Discount Notes	84.3	84.3
Capital Leases and Other	3.5	3.5
Subtotal	$370.5	$384.3
Attributable Warrant Value and Discount	(7.0)	(8.0)
Total Debt(2)	$363.5	$376.3
Net Debt/2003 EBITDA		11.9	X
Net Debt/2004E EBITDA		5.9	X

(1)                                  Gives effect to issuance of 9 7/8% $270 million Senior Notes and application of net proceeds in February, 2004.

(2)                                  Excludes future cash flows associated with 14% Senior Discount Notes due 2010.

Key Investment Highlights

Attractive Markets	[LOGO] One of the fastest growing public wireless companies

Sprint PCS Relationship and Amendment

Multiple High Margin Revenue Opportunities

Significant Traction on Subscriber Growth

Rapidly Improving Financial Performance

Strong Balance Sheet Liquidity